EXHIBIT 23.1

































EXHIBIT 23.1


<audit-consent>

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-35064 of Gottschalks Inc. on Form S-8 of our report dated March 17, 1994 (March 30, 1994 as to Notes 2 and 4 and April 13, 1994 as to second paragraph of Note 3), appearing in the Annual Report on Form 10-K of Gottschalks Inc. for the year ended January 29, 1994.




DELOITTE & TOUCHE



Fresno, California
April 26, 1994

</audit-consent>

<audit-consent>


We consent to the incorporation by reference in the Regstration Statement (Form S-8 No. 33-35064) pertaining to the 1986 Employee Nonqualified Stock Option Plan and 1986 Stock Purchase Plan of Gottschalks Inc. and subsidiaires of our report dated March 24, 1992, with respect to the consolidated financial statements and schedules of Gottschalks Inc. and subsidiaries for the year ended February 1, 1992, included in the Annual Report (Form 10-K) for the year ended January 29, 1994.

                                     ERNST & YOUNG


Fresno, California
April 27, 1994


</audit-consent>
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